EXHIBIT 32

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

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                                   Exhibit 32

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Dennis M. Terry, President and Chief Executive Officer and Darlene F. McDonald, Senior Vice President and Chief Financial Officer of First Clover Leaf Financial Corp. (the "Company") each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-KSB for the year ended December 31, 2006 and that to the best of their knowledge:

1. the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company at and for the year ended December 31, 2006.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 30, 2007           /s/ Dennis M. Terry
------------------       -------------------------------------------------------
Date                     Dennis M. Terry
                         President and Chief Executive Officer

March 30, 2007           /s/ Darlene F. McDonald
------------------       -------------------------------------------------------
Date                     Darlene F. McDonald
                         Senior Vice President and Chief Financial Officer